Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus/Offer to Exchange constituting a part of this Registration Statement of our report dated March 28, 2024, relating to the consolidated financial statements of Amprius Technologies, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus/Offer to Exchange.

/s/ BDO USA, P.C.

Houston, Texas

June 24, 2024